CLYDE BAILEY, P.C.

________________________________________________________________________
www.clydecpa.com			Certified Public Accountant
mailto:clyde@clydecpa.com		10924 Vance Jackson #404
					San Antonio, Texas 78230
					         (210-699-1287(ofc)
				(888)-699-1287 * (210-691-2911(fax)

							   Member:
					American Institue of CPA's
					    Texas cociety of CPA's

Member:
American Institute of CPA's
Texas Society of CPA's



September 18, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 17, 2003, to be filed by our former client, Neurogenesis Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

 by: /s/ Clyde Bailey

CLYDE BAILEY, P. C.